Exhibit 99.2

Trilogy International Partners Inc. and SG Enterprises II, LLC Announce Completion of Go-Private Transaction

BELLEVUE, Washington (March 28, 2024) – Trilogy International Partners Inc. (“TIP Inc.” or the “Company”) (TSXV: TRL.H) announced today that SG Enterprises II, LLC (“SG”), an entity controlled by John W. Stanton, a director of the Company, and Theresa E. Gillespie, a former director of the Company, has completed the previously announced acquisition of the Company by way of a court-approved plan of arrangement (the “Arrangement”).

Under the terms of the Arrangement, SG acquired all of the issued and outstanding common shares of the Company (the “Common Shares”), other than the Common Shares already held by SG1, in exchange for cash consideration of US$0.07 per Common Share (the “Consideration”). SG will pay an aggregate of US$5,020,332.10 in cash to shareholders under the Arrangement.

On March 27, 2024, the Company obtained a final order from the Supreme Court of British Columbia approving the Arrangement. The Common Shares are expected to be delisted from the TSX Venture Exchange (“TSXV”) on or around market close on April 1, 2024. An application has been made for the Company to cease to be a reporting issuer under applicable Canadian securities laws. An application will also be made for the Company to terminate its reporting obligations in the United States.

Information regarding the procedure for exchange of Common Shares for the Consideration is provided in the Company’s proxy statement and management information circular dated February 21, 2024 (the “Circular”). The Circular is available under the Company’s SEDAR+ profile at www.sedarplus.ca.

About Trilogy International Partners Inc.

TIP Inc. formerly owned wireless and fixed broadband telecommunications subsidiaries in New Zealand and Bolivia.

Its head office is located at 155 108th Avenue NE, Suite 400, Bellevue, Washington, 98004.

About SG Enterprises II, LLC

SG’s head office is located at 155 108th Avenue NE, Suite 400, Bellevue, Washington, 98004.

As of the date hereof, SG owns all of the issued and outstanding Common Shares.

1 Immediately prior to closing the Arrangement, SG held 16,908,563 Common Shares, representing approximately 19.1% of the issued and outstanding Common Shares.

This press release is issued in accordance with the early warning requirements under applicable Canadian securities laws. An early warning report relating to the transaction will be filed by SG with applicable securities regulators and will be available for viewing under TIP Inc.’s SEDAR+ profile at www.sedarplus.ca.

For further information or to obtain a copy of the early warning report, please contact Scott Morris, Senior Vice President, General Counsel and Secretary of the Company at scott.morris@trilogy-international.com.

No Offer or Solicitation

This document does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in any jurisdiction pursuant to or in connection with the Arrangement or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Neither TSXV nor its Regulation Services Provider (as that term is defined in policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements and forward-looking information, as defined under applicable U.S. and Canadian securities laws (collectively, “forward-looking statements”). The words “will”, “intend”, “anticipate”, “could”, “should”, “may”, “might”, “expect”, “estimate”, “forecast”, “plan”, “potential”, “project”, “assume”, “contemplate”, “believe”, “shall”, “scheduled”, and similar terms and, within this press release, include, without limitation, any statements (express or implied) respecting: the delisting of the Common Shares, the Company’s reporting issuer status, the making of an application for the Company to terminate its reporting obligations in the United States and other statements that are not statements of historical facts. Forward-looking statements are not guarantees of future performance, actions, or developments and are based on expectations, assumptions and other factors that management currently believes are relevant, reasonable, and appropriate in the circumstances.

Although management believes that the forward-looking statements herein are reasonable, actual results could be substantially different due to the risks and uncertainties associated with the transaction (as more particularly described in our continuous disclosure filings available under TIP Inc.’s SEDAR+ profile at www.sedarplus.ca and at www.sec.gov), as well as the following particular risks: potential legal proceedings relating to the Arrangement and the outcome of any such legal proceeding; and the risk that the anticipated benefits of the Arrangement may not be fully realized or take longer to realize than expected.

All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. The forward-looking statements contained in this press release are made as at the date hereof and neither TIP Inc. nor SG undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable securities laws.

Investor Relations Contact

Scott Morris
425-458-5900
scott.morris@trilogy-international.com
Senior Vice President, General Counsel and Secretary